UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

130 Baytech Drive San Jose, California 95134
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 522-3100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 3, 2009, Endwave Corporation (“Endwave”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2008.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 2, 2009, Endwave announced its intention to reduce its worldwide workforce by approximately 15%.  Endwave expects to record approximately $1.0 million of pre-tax restructuring charges associated with severance costs resulting from this reduction during the quarter ended March 31, 2009.  Substantially all of these charges will result in cash expenditures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
99.1	Press release issued February 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Endwave Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated:	February 3, 2009	By:	/s/ BRETT W. WALLACE
Brett W. Wallace
		Title:	Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued February 3, 2009.